                                                                   EXHIBIT 10.29



                                CERUS CORPORATION

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                  JUNE 30, 1998



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                                CERUS CORPORATION

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of June 30, 1998, by and between CERUS CORPORATION, a Delaware corporation (the "Company"), and BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("Purchaser").

                                    RECITALS

WHEREAS, Purchaser desires to purchase shares of the Company's Series B Preferred Stock (the "Shares"); and

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE.

         1.1 SALE AND PURCHASE OF THE SHARES. If the Company has not completed an equity offering of at least Twenty Million Dollars ($20,000,000) by August 31, 1998, then at any time on or after October 1, 1998 until September 30, 1999, subject to the terms and conditions hereof, Purchaser agrees to purchase from the Company that number of Shares having an aggregate purchase price set forth in a written notice or notices given by the Company to Purchaser at any time before 5:00 p.m. Central Time on September 30, 1999 (a "Notice"); provided, however, that the number of Shares purchased pursuant to this Agreement shall not exceed an aggregate purchase price of Nine Million Five Hundred Thousand Dollars ($9,500,000). The Company may elect to cause such sale of shares to occur either in one tranche of Nine Million Five Hundred Thousand Dollars ($9,500,000) or in two tranches of Five Million Dollars ($5,000,000) and Four Million Five Hundred Thousand Dollars ($4,500,000), respectively. Any Notice given by the Company to Purchaser pursuant to this Section 1.1 shall be sent by registered or certified mail (return receipt requested) or a nationally recognized overnight delivery service to Purchaser's address as set forth on the Company's records or such other address as Purchaser shall have furnished the Company in writing, and shall be deemed given when postmarked or delivered to the delivery service. The purchase price per Share shall equal the open market price per share for the Company's Common Stock multiplied by 100. "Open market price" shall mean the average of the closing sales prices of the Company's Common Stock, as reported on the Nasdaq Stock Market's National System, on the 30 trading days prior to and including the trading day that is two days before the Closing Date (as defined below).

         1.2 AUTHORIZATION OF SHARES. The Company will authorize the sale and issuance to Purchaser of the number of Shares determined in accordance with
Section 1.1 hereof. Prior to the Closing Date, the Company shall have designated a sufficient number of Shares to cover the


                                       1.

sale and issuance of the Shares to be purchased hereunder. The Series B Preferred Stock to be sold pursuant to this Agreement shall be designated in sub-series for each Closing (as defined below) (i.e., at the first Closing, Series B1 Preferred shall be sold and issued; at the second Closing, Series B2 Preferred Stock shall be sold and issued). The Certificate of Designation for each sub-series of Series B Preferred Stock shall be in substantially the form set forth on Exhibit A hereto.

         1.3 SALE EXCLUSIVELY TO PURCHASER. The Company will sell shares of Series B Preferred Stock, including any sub-series thereof, exclusively to Purchaser.

         1.4 PREMIUM. In the event that the Company completes an equity financing or financings of at least Twenty Million Dollars ($20,000,000) in the aggregate (a "Financing") (excluding purchases by Baxter Healthcare Corporation of affiliate thereof), the Company shall pay to Purchaser a premium equal to seven percent (7.0%) per annum interest on the purchase price of Shares purchased hereunder, computed from the tenth business day following the date of the Closing of the Financing until the earliest of (a) the date of redemption of the Shares, (b) the date of conversion of the Shares into Common Stock or (c) one year from the Closing Date of the Financing, on which earliest date such Premium shall be paid in full.

2.       CLOSING, DELIVERY AND PAYMENT.

Subject to the terms of Section 6, each closing of the sale and purchase of the Shares under this Agreement (a "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th floor, San Francisco, California 94111, on the day that is five (5) trading days after the date the Notice is given pursuant to Section 1.1 hereof. The date of each Closing is referred to as the "Closing Date." At the Closing, subject to the terms and conditions hereof, the Company will, or will instruct the transfer agent to, deliver to Purchaser a certificate representing the number of Shares to be purchased at the Closing against payment by or on behalf of Purchaser of the purchase price therefor by cash, wire transfer, or by such other means as shall be mutually agreeable to Purchaser and the Company.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As of the date of the Agreement, the Company hereby represents and warrants to Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on the Company or its business.

         3.2 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and


                                       2.
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delivery of this Agreement, for the sale and issuance of the Shares pursuant hereto (and the shares of Common Stock issuable upon conversion of the Shares) and for the performance of the Company's obligations hereunder, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) subject to general principles of equity that restrict the availability of equitable remedies. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement and the sale of the Shares pursuant hereto will not result in (i) any violation, or be in conflict with or constitute a default under any term, of its Certificate of Incorporation or Bylaws, (ii) any material violation or default of any mortgage, indenture, material contract or agreement, instrument, judgment, decree, order or any statute, rule or regulation applicable to the Company or (iii) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.4 SECURITIES EXEMPTION. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.3 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         3.5 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity.

         3.6 VALID ISSUANCE OF SHARES. When issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions under applicable federal and state securities laws.

         3.7 LITIGATION, ETC. There is no action, suit, proceeding nor, to the best of the Company's knowledge, any investigation pending or currently threatened against the Company, that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise.

         3.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or


                                       3.
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provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed by the Company on a timely basis.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

As of the date of this Agreement, Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions of this Agreement. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) subject to general principles of equity that restrict the availability of equitable remedies.

         4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

         4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER IS AN ACCREDITED INVESTOR. Purchaser represents that Purchaser is an Accredited Investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                  (b) PURCHASER BEARS ECONOMIC RISK. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that it has no registration rights with respect to the Shares. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (c) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.



                                       4.
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                  (d) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

                  (e) COMPANY INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

5.       LEGENDS.

Each certificate or other document evidencing any of the Shares or any Common Stock issued upon conversion thereof shall be endorsed with the legends in the form substantially as set forth in paragraphs (a) and (c) below, and each certificate or other document evidencing the Shares, but not any such Common Stock issued upon conversion of the Shares, shall be endorsed with the legend substantially in the form set forth in paragraph (b) below, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, Purchaser shall not transfer the Shares represented by any such certificate without complying with restrictions on transfer described in the legends endorsed on such certificate. Notwithstanding the foregoing, upon registration of any Common Stock issued upon conversion of the Shares under the Securities Act of 1933, the provisions of this Section 5 shall no longer apply and the Company shall promptly exchange the certificates representing such Common Stock with unlegended certificates.

                  (a)  The following legend under the Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

                  (b) The following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED IN THE CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK OF CERUS CORPORATION, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

                  (c) Any legend imposed or required by applicable state securities laws.



                                       5.
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6.       CONDITIONS TO CLOSING.

         6.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchaser's obligation to purchase the Shares identified in Section 1.1 of the Agreement at each Closing are subject to the satisfaction, at or prior to each Closing, of the following conditions:

                  (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.4, 3.6 and 3.8 hereof, shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                  (b) Legal Investment. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

                  (c) Consents, Permits and Waivers. The Company shall have obtained any and all authorizations, approvals, consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing, and such items shall be effective on and as of the Closing).

                  (d) Certificate of Good Standing. The Company shall have obtained a Certificate of Good Standing from the Delaware Secretary of State dated as of a recent date prior to the Closing.

                  (e) Opinion Letter. Purchaser shall have received from Cooley Godward LLP, counsel to the Company, an opinion letter addressed to it, dated the date of the Closing, in substantially the form attached hereto as Exhibit B.

                  (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to counsel to Purchaser, and counsel to Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (g) Compliance Certificate. The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the conditions specified in subparagraphs (a) through (f) of this Section 6.1 have been satisfied.

                  (h) Registration Rights. The Company shall have obtained the Requisite Approval as set forth in Section 7.4.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at a Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:



                                       6.
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                  (a) Representations and Warranties True. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

7.       MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument, except as expressly provided otherwise in such certificate or instrument. Sections 1.3 and
1.4 hereof shall survive each Closing.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes, the payment of any dividends or any redemption price.

         7.4 REGISTRATION RIGHTS. Subject to the approval of the requisite holders of "Registrable Securities" (the "Requisite Approval") under the Amended and Restated Investors' Rights Agreement, dated as of April 1, 1996, between the Company and the investors thereto (the "Rights Agreement"), the Common Stock issuable upon conversion of the Shares shall be Registrable Securities as defined in Section 1.3 of the Rights Agreement. Subject to the Requisite Approval, by signing this Agreement, Purchaser agrees to be bound by the Rights Agreement as a party thereto. Cerus will use its best efforts to obtain such approval on or before July 15, 1998. Baxter, as a holder of Registrable Securities, hereby consents to such action, and agrees to execute such other instruments as shall be appropriate to evidence such approval.

         7.5 REDEMPTION OF SHARES. If the Company elects to redeem the Shares, as provided for in the Certificate of Designation for the Series B Preferred Stock and indebtedness is then owing from Purchaser to the Company, the Company and Purchaser will agree to consider and discuss whether to permit the Company to pay all or a portion of the redemption price through cancellation of indebtedness. If the parties can not agree to such arrangement, the redemption price will be paid in cash.



                                       7.
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         7.6 ENTIRE AGREEMENT. This Agreement, the Rights Agreement and the
other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         7.7 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, such provision shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to maintain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.8      AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the parties hereto.

                  (b) The obligations of the Company and the rights of the holder of the Shares under this Agreement may be waived only with the written consent of the parties hereto.

                  (c) Except to the extent provided in this Section 7.8, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  (d) Any amendment or waiver effected in accordance with this
Section 7.8 shall be binding upon any future holder of some or all of the Shares.

         7.9 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Purchaser or the Company, upon any breach, default or noncompliance of the Company or Purchaser, as the case may be, under this Agreement or the Certificate of Incorporation shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on either of the Company's or Purchaser's part of any breach, default or noncompliance under this Agreement or the Certificate of Incorporation or any waiver on either of the Company's or Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement, the Certificate of Incorporation or Bylaws, or otherwise afforded to the Company or Purchaser, shall be cumulative and not alternative. Upon receipt of a Notice in compliance with Section 1.1 hereof, Purchaser's obligation to purchase the Shares as specified therein and to pay the purchase price therefor determined in accordance with Section 1.1 hereof, shall be subject only to the conditions set forth in Section 6.1 of this Agreement. Upon satisfaction of the conditions set



                                       8.

forth in Section 6.1, Purchaser's obligation to purchase the Shares and pay the purchase price therefor in accordance with Section 1.1, shall become absolute and unconditional.

         7.10 NOTICES. Except as otherwise specified in Section 1.1 hereof with respect to a Notice, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received
(a) upon personal delivery, (b) on the fifth day following mailing sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon confirmed delivery by means of a nationally recognized overnight courier service or (d) upon transmission of facsimile (with telephonic notice) addressed: (i) if to Purchaser, at Purchaser's address as set forth on the Company's records, or at such other address as Purchaser shall have furnished to the Company in writing or (ii) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to Purchaser in writing.

         7.11 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         7.12 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

         7.13 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         7.15 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.15 being untrue.

         7.16 SUBSEQUENT CONSENTS, PERMITS AND WAIVERS. The Company shall obtain promptly after the Closing all authorizations, approvals, consents, permits and waivers that are necessary or applicable for consummation of the transactions contemplated by this Agreement and that were not obtained prior to the Closing because they may be properly obtained subsequent to the Closing.

         7.17 CONCERNING SENIOR CLASS OR SERIES. If, prior to the issuance and sale of the Series B Preferred pursuant to this Agreement, the Company issues or agrees to issue any other class or series of stock that would rank senior to the Series B Preferred, then Purchaser's obligation to purchase Series B Preferred hereunder shall terminate.



                                       9.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

CERUS CORPORATION
2525 Stanwell Drive
Concord, CA  94520



By:_______________________________
Stephen T. Isaacs
President

PURCHASER:

BAXTER HEALTHCARE CORPORATION
One Baxter Parkway
Deerfield, Illinois  60015



By:_______________________________
         (Signature)

Name:_____________________________

Its:______________________________


                                       1.

                                    EXHIBIT A

          CERTIFICATE OF DESIGNATION OF SERIES B _____ PREFERRED STOCK



                                       1.

                                    EXHIBIT B

                                 FORM OF OPINION



________________________ , 199_



Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, IL  60015

RE:      CERUS CORPORATION

Ladies and Gentlemen:

We have acted as counsel to Cerus Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale to you of the Shares (as defined in the Series B Preferred Stock Purchase Agreement between you and the Company, dated as of June 30, 1998 (the "Purchase Agreement"), such issuance and sale to take place pursuant to the terms and conditions of the Purchase Agreement. We are rendering this opinion pursuant to Section 6.1(e) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Purchase Agreement; that the Purchase Agreement is an obligation binding upon you; that you have filed any required California

Baxter Health Corporation
__________________, 199_Baxter Health Corporation
Page 2

franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement that would modify or interpret the terms of the Purchase Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the opinion in paragraph 3 hereof regarding issued and outstanding capital stock of the Company, we have examined and have relied solely on a certificate furnished by the Company's transfer agent, Norwest Bank Minnesota, N.A., a copy of which has been made available to you. We have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 4 below with respect to material defaults under any of the Material Agreements (as defined below), we have relied solely upon (i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound (the "Material Agreements"), and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

         1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

         2. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement with creditors, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3. The Company's authorized capital stock consists of (a) _____________________ shares of Common Stock, of which _________________________
(_________) are issued and outstanding, and (b) _________________________ shares of Preferred Stock, of which five thousand (5,000) shares have been designated Series A Preferred Stock, 5,000 shares of which (excluding the Shares to be issued at Closing) are issued and outstanding. The outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Certificate of Designation of Series B Preferred Stock. The Shares have been duly and validly authorized, and upon issuance and delivery against payment therefor in accordance


                                       2.

Baxter Health Corporation
__________________, 199_Baxter Health Corporation
Page 3


with the Purchase Agreement will be validly issued, outstanding, fully paid and nonassessable. The Shares of Common Stock issuable upon conversion of the Shares have been duly authorized, and upon issuance and delivery upon conversion thereof in accordance with the terms of the Shares, will be validly issued, outstanding, fully paid and nonassessable.

         4. The execution, delivery and performance of the Purchase Agreement by the Company and the offer, issuance and sale of the Shares pursuant thereto (a) do not constitute a material default under, and do not result in a lien or other encumbrance on the property of the Company pursuant to, the provisions of any of the Material Agreements, (b) do not violate any provision of the Company's Certificate of Incorporation or Bylaws, and (c) do not violate or contravene any governmental statute, rule or regulation applicable to the Company.

         5. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or overtly threatened against the Company before any domestic or foreign court or administrative agency that questions the validity of the Purchase Agreement.

         6. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the offer, issuance and sale of the Shares contemplated by the Purchase Agreement have been made or obtained.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP



By:____________________________
         Howard G. Ervin


                                       3.

                                TABLE OF CONTENTS

                                                                                   PAGE


1.       AGREEMENT TO SELL AND PURCHASE...............................................1

         1.1      Sale and Purchase of the Shares.....................................1

         1.2      Authorization of Shares.............................................1

         1.3      Sale Exclusively To Purchaser.......................................2

         1.4      Premium.............................................................2

2.       CLOSING, DELIVERY AND PAYMENT................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................2

         3.1      Organization, Good Standing and Qualification.......................2

         3.2      Authorization; Binding Obligations..................................2

         3.3      Compliance With Other Instruments...................................3

         3.4      Securities Exemption................................................3

         3.5      Subsidiaries........................................................3

         3.6      Valid Issuance of Shares............................................3

         3.7      Litigation, Etc.....................................................3

         3.8      Governmental Consents...............................................3

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................4

         4.1      Requisite Power and Authority.......................................4

         4.2      Consents............................................................4

         4.3      Investment Representations..........................................4

                  (a)      Purchaser is an Accredited Investor........................4

                  (b)      Purchaser Bears Economic Risk..............................4

                  (c)      Acquisition for Own Account................................4

                  (d)      Purchaser Can Protect its Interest.........................5

                  (e)      Company Information........................................5

5.       LEGENDS......................................................................5

6.       CONDITIONS TO CLOSING........................................................6

         6.1      Conditions to Purchaser's Obligations at the Closing................6

         6.2      Conditions to Obligations of the Company............................6



                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
7.       MISCELLANEOUS................................................................7

         7.1      Governing Law.......................................................7

         7.2      Survival............................................................7

         7.3      Successors and Assigns..............................................7

         7.4      Registration Rights.................................................7

         7.5      Redemption of Shares................................................7

         7.6      Entire Agreement....................................................8

         7.7      Separability........................................................8

         7.8      Amendment and Waiver................................................8

         7.9      Delays or Omissions.................................................8

         7.10     Notices.............................................................9

         7.11     Expenses............................................................9

         7.12     Attorneys' Fees.....................................................9

         7.13     Titles and Subtitles................................................9

         7.14     Counterparts........................................................9

         7.15     Broker's Fees.......................................................9

         7.16     Subsequent Consents, Permits and Waivers............................9

         7.17     Concerning Senior Class or Series...................................9


                                      ii.